                                                                    EXHIBIT (10)

                                   AGREEMENT
                                   ---------


     This Agreement is made by and between Kenneth A. Macke ("Macke") and Dayton Hudson Corporation, a Minnesota corporation ("the Corporation"), as of April 13, 1994.
                                   BACKGROUND
                                   ----------

     A. Macke has been employed by the Corporation for more than 30 years, most recently as Chairman of the Board and Chief Executive Officer.

     B. Macke has expressed to the Board of Directors of the Corporation ("the Board") his desire to retire as a director, an officer, and an employee of the Corporation, and the Board has agreed to his retirement.

     C. Macke will retire as Chief Executive Officer of the Corporation as of April 13, 1994.

     D. Macke will retire as Chairman of the Board, Chairman of the Executive Committee of the Board, a director, and an employee of the Corporation as of July 1, 1994.

     E. Incident to Macke's separation from employment with the Corporation, Macke and the Corporation hereby agree to a full settlement of all issues of present or potential dispute between them.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions contained in this Agreement and the attached releases and resignation document, the parties agree and declare as follows:

                                   AGREEMENTS
                                   ----------

     1. RELEASE OF CLAIMS BY MACKE. At the same time Macke executes this Agreement, he also shall execute a release ("the Macke Release"), in the form attached to this Agreement as Exhibit A, in favor of the Corporation, its insurers, subsidiaries, affiliates, divisions, committees, directors, officers, employees, agents, successors, and assigns. Macke shall re-execute the Macke Release on July 1, 1994. This Agreement shall not be interpreted or construed to limit in any manner the Macke Release.

     2. RELEASE OF CLAIMS BY CORPORATION. At the same time the Corporation executes this Agreement, the Corporation also shall execute a release ("the Corporation Release"), in the form attached to this Agreement as Exhibit B, in favor of Macke and his heirs and representatives. The Corporation shall re-execute the Corporation Release on July 1, 1994. This Agreement shall not be interpreted or construed to limit in any manner the Corporation Release.

     3. RESIGNATIONS. At the same time Macke executes this Agreement, he also shall execute a resignation document ("the Resignation"), in the form attached to this Agreement as Exhibit C, voluntarily resigning as Chief Executive Officer of the Corporation effective as of April 13, 1994, and as Chairman of the Board, Chairman of the Executive Committee of the Board, a director, and an employee of the Corporation effective as of July 1, 1994.

     4. SPECIAL PAYMENTS AND CONSIDERATION. The Corporation shall make the special payments and provide the additional consideration set forth in subparagraphs 4(a) through 4(i) below.

         a. LUMP SUM PAYMENT. The Corporation shall pay to Macke $3,060,000.00, less all applicable payroll withholding, in lieu of any compensation that he may be entitled to receive under the Corporation's Income Continuance Policy Statement. The net amount shall be paid to Macke in a lump sum on or before July 5, 1994.

         b. RETIREMENT SUPPLEMENT. The Corporation shall pay to Macke $1,000,000.00, less all applicable payroll withholding, as a special retirement supplement. The net amount shall be paid to Macke in a lump sum on or before February 5, 1995.

         c. BONUS. The Corporation shall pay to Macke $500,000.00, less all applicable payroll withholding, in lieu of any amount that he would have earned in short-term incentive compensation for the current fiscal year. The net amount shall be paid to Macke in a lump sum on or before February 5, 1995.

         d. STOCK OPTIONS AND PERFORMANCE SHARES. Promptly after Macke executes this Agreement and the Macke Release, the Corporation, by actions of the Compensation Committee and the Executive Committee of the Board, shall extend until July 1, 1999 the time period within which Macke may exercise his rights to the stock options previously granted to him and may receive payment for any performance shares previously granted to him, provided that, in all other respects, the terms of the Corporation's Executive Long Term Incentive Plan of 1981 shall continue to apply to the vesting of the stock options and to Macke's rights to exercise the stock options and receive payment for the performance shares previously granted to him. Without limiting the foregoing, the 56,604 share option (grant no. 89-03) may be exercised by Macke on or after June 14, 1994, and the 6,411 retention shares (grant no. 93-04) shall be prorated by a factor of 18/48, resulting in 2,405 shares being paid out of escrow on or before February 5, 1995. A listing of all stock options and performance shares previously granted to Macke appears for reference purposes as Attachment 1 to this Agreement.

     e. CONSULTING. Between July 2, 1994 and December 31, 1994, Macke may be called upon to consult with the Chief Executive Officer and directors of the Corporation, at their request, regarding significant business matters of the Corporation. Commencing on or about July 5, 1994, and continuing thereafter on or about the 5th day of each succeeding month of the consulting period specified above, the Corporation shall pay to Macke $50,000.00 per month as a consulting fee.

     f. OFFICE ALLOWANCE. The Corporation shall provide Macke with an allowance, not to exceed $100,000.00 per year, to reimburse him for his actual expenses of maintaining a business office for the period from July 2, 1994 through June 30,

2003. Macke shall be entitled to receive reimbursement from the Corporation for all the ordinary and necessary expenses of operating his business office, including rent, insurance, depreciation, furniture, equipment, supplies, telephones and telecommunications, secretarial and clerical personnel, travel, entertainment, membership fees and dues, and subscriptions. Macke shall be solely responsible for all state and federal income taxes arising from the Corporation's reimbursement to him of the expenses of operating his business office. If the Corporation, at Macke's request, provides any business office facilities, secretarial or clerical personnel employed by the Corporation, or other office support to Macke or for his benefit, then Macke shall not be entitled to claim reimbursement for the actual costs to the Corporation of the facilities, personnel, or support, and the actual costs of such items shall be deducted from the amount of the annual allowance specified above. Macke shall request reimbursement for his business office expenses specified above in writing at or near the end of each calendar quarter. The Corporation shall make the reimbursement payment to Macke, subject to the amount of the annual allowance specified above, within 30 days after receipt of his written request for reimbursement. If, before July 1, 2003, Macke, without the written authorization of the Corporation's Chief Executive Officer, engages in self-employment more than one-half time, becomes an employee of any for-profit business organization (excluding a family business), or becomes a consultant or an advisor to or a director of any retail competitor of the Corporation, or if Macke decides to close his business office for any reason, then the Corporation shall have no further obligation to make any of the payments specified in this paragraph.

          g. LIFE INSURANCE. The Corporation shall continue to pay until December 31, 1994 the employer's portion of the premium for Macke's current life insurance coverage provided by the Corporation.

          h. FINANCIAL COUNSELING. The Corporation shall pay $15,000.00 in reimbursement of Macke's anticipated expenses for financial counseling for 1995. The Corporation shall make this payment in a lump sum on or about July 5, 1994, either to Macke directly or to a financial counseling organization that he designates in writing.

          i. ATTORNEYS' FEES. The Corporation shall pay to the law firm of Munger, Tolles & Olson an amount not to exceed $100,000.00 for attorneys' fees and costs incurred in connection with Macke's separation from employment with the Corporation. The law firm of Munger, Tolles & Olson shall submit its invoice for fees and costs directly to the Corporation's Senior Vice President and General Counsel, and the Corporation shall make payment of the amount of the invoice, subject to the limit specified above, within 30 days after receipt of the invoice.

     5. NON-COMPETITION AGREEMENT; OTHER LIMITATIONS. Macke shall immediately forfeit any continuing rights he may have to exercise any stock options or receive payment for any performance shares as described in paragraph 3(d) above if, on or before July 2, 1999, Macke takes employment with or accepts compensation as a consultant or an advisor to Sears, Federated Department Stores, or K-Mart, or Macke or a person acting under his conscious and effective control engages in any of the types of deliberate conduct described below:

          a. Unauthorized removal, use, or disclosure of strategic or operating plans, trade secrets, customer lists, internal systems, or other significant proprietary information of or concerning the Corporation or its personnel, the use or disclosure of which is intended or likely to cause substantial loss or reduction of business advantage or substantial injury to the Corporation or its management, business opportunities, or interests.

          b. Expression of or endorsement of publication of untrue statements which are intended or likely to receive broad public attention and to bring the Corporation or its interests, methods, or representatives into disrepute.

          c. Provision of materially false or misleading information concerning his post-separation employment, or failure or refusal promptly and accurately to provide information requested by the Corporation's Chief Executive Officer in connection with subparagraph 4(f) above and this paragraph, which may affect payments due to Macke from the Corporation.

          d. Solicitation of or an offer to an employee within the Corporation to accept employment elsewhere, where the selection of or offer to the recruited employee was based in the whole or in part upon Macke's knowledge or experience concerning the employee which was acquired by Macke while employed within the Corporation or through one or more personal acquaintances employed within the Corporation, unless authorized in writing by the Corporation's Chief Executive Officer.

          e. Exercise of the discretion, authority, or powers of any office or position held by Macke after July

               1, 1994, unless specifically authorized or directed in writing in advance by an authorized executive of the Corporation or member of its Board.

The parties intend that, if any court of competent jurisdiction holds that any restriction contained in this paragraph exceeds the limit of a restriction that is enforceable under applicable law, then the restriction shall nevertheless apply to the maximum extent that is enforceable under applicable law.

          6. EMPLOYEE BENEFITS. The Corporation confirms that it shall provide to Macke the following compensation and employee benefits to which he is entitled by reason of his employment with the Corporation. The Corporation shall provide to Macke a schedule of the employee benefits described in subparagraphs 6(c) through 6(f) below as soon as practicable after he executes this Agreement.

               a. BASE SALARY. The Corporation shall continue to pay Macke his base salary of $93,333.33 per month until July 1, 1994.

               b. VACATION PAY. The Corporation shall pay to Macke $170,000.00, less all applicable payroll withholding, as earned and accrued vacation pay. The net amount shall be paid to Macke in a lump sum on or before July 5, 1994.

               c. MEDICAL PLAN. After July 1, 1994, Macke shall be entitled to enroll himself, his spouse, and his minor dependents in the Corporation's Retiree Medical Plan at the same cost charged to similarly-situated former executive employees, the cost to be paid by Macke in accordance with the terms of the Retiree Medical Plan, as it may exist from time to time.

          d. RETIREMENT PLANS. Macke is a participant in the Corporation's Qualified Pension Plan, Excess Pension Plan, and Supplemental Pension Plan II (together "the Retirement Plans"). Macke shall be entitled to begin drawing his retirement benefits and to receive the lump sum payments to which he is entitled at the times and under the terms set forth in the Retirement Plans. If Macke pre-deceases his spouse, his surviving spouse shall be entitled to receive the equivalent of a joint and 100% surviving spouse annuity for her lifetime in accordance with the program that applies to all members of the Corporation's Senior Management Group on the date of this Agreement.

          e. SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN. Macke is a participant in the Corporation's Supplemental Retirement, Savings, and Employee Stock Ownership Plan (the "SRSP"). Macke shall be entitled to receive his benefits under the SRSP at the times and under the terms set forth in the SRSP.

          f. DEFERRED COMPENSATION. Macke is a participant in the Corporation's Deferred Compensation Plan. Macke shall be entitled to receive payments of deferred compensation and bonuses at the times and under the terms set forth in the Deferred Compensation Plan.

          g. DISCOUNT. As a retired employee of the Corporation, Macke shall be entitled after July 1, 1994 to receive discount privileges at the employee discount rate at Target, Mervyn's, and the Corporation's department stores.

          7. CORPORATION COOPERATION. The Corporation shall ensure that all steps are followed to pay to Macke the amounts that he is entitled to receive under the employee benefit plans specified in paragraph 6 above according to his written instructions and shall promptly provide him and his advisors with the information that they reasonably require in accordance with the terms of employee benefit plans sponsored by the Corporation in which Macke is a participant.

          8. PUBLIC DISCLOSURE. The parties understand that the Corporation shall release certain information regarding Macke's retirement from the Corporation and the compensation and other consideration that he is entitled to receive in connection with his retirement to the Corporation's stockholders in the form of proxy statements. The parties also understand that the Corporation shall release certain information regarding Macke's retirement from the Corporation to the public at large in the form of media statements. Without Macke's prior approval, the Corporation shall not change the content of the proxy statements or media statements, insofar as they relate to Macke, from that which Macke has approved prior to the execution of this Agreement. Macke and the official spokespersons for the Corporation shall respond to any governmental or media inquiries regarding Macke's employment with, retirement from, or consulting agreement with the Corporation in a manner consistent with the tone and content of the proxy statements and media statements released prior to the date of any such inquiry.

          9. INDEMNIFICATION. Notwithstanding Macke's retirement from the Corporation, with respect to events during his tenure as an officer or director of the Corporation, Macke shall be entitled, as a former officer or director of the Corporation, to the same rights to indemnification and advancement of expenses provided in the charter documents of the Corporation and under applicable law and to indemnity and a legal defense under any applicable general liability and/or directors' and officers' liability insurance policies maintained by the Corporation, as such rights exist now or in the future, and as such rights are afforded to senior executive officers of the Corporation.

          10. RECORDS, DOCUMENTS, AND PROPERTY. On or before July 2, 1994, Macke shall return to the Corporation all records, correspondence, documents, financial data, strategic or operating plans, trade secrets, customer lists, internal systems, computer disks, computer tapes, and other tangible property in his possession belonging to the Corporation.

          11. NO ADMISSION OF WRONGDOING. Macke understands that this Agreement does not constitute an admission that the Corporation has violated any local ordinance, state or federal statute, or principle of common law, or that the Corporation has engaged in any improper or unlawful conduct or wrongdoing against Macke. Macke shall not characterize this Agreement or the payment of any money or other consideration in accordance with this Agreement as an admission that the Corporation has engaged in any improper or unlawful conduct or wrongdoing against him.

          12. ATTORNEYS' FEES. In any action to enforce any of the provisions of this Agreement or to prosecute or defend any action arising under this Agreement, the prevailing party shall be entitled, in addition to whatever remedies are available to such party, to attorneys' fees, costs, and other expenses reasonably incurred by it in such enforcement, prosecution, or defense.

          13. AUTHORITY. Macke represents and warrants that he has full authority to enter into this Agreement, the Macke Release, and the Resignation, and that no causes of action, claims, or demands released pursuant to this Agreement and the Macke Release have been assigned to any person or entity not a party to this Agreement. The Corporation represents that it has full authority to enter into this Agreement, the Corporation Release, and the Resignation, and that no causes of action, claims, or demands released pursuant to this Agreement and the Corporation Release have been assigned to any person or entity not a party to this Agreement.

          14. REPRESENTATIONS. Macke acknowledges that he has been represented by his own attorneys in this matter, that he has had a full opportunity to consider this Agreement, the Macke Release, the Corporation Release, and the Resignation, that he has had a full opportunity to ask any questions that he may have concerning this Agreement, the Macke Release, the Corporation Release, the Resignation, or the settlement of his claims against the Corporation, and that he has not relied upon any statements or representations made by the Corporation or its attorneys, written or oral, other than the statements and representations that are explicitly set forth in this Agreement, the Macke Release, the Corporation Release, the Resignation, and any employee benefit plans sponsored by the Corporation in which Macke is a participant.

          15. SUCCESSORS AND ASSIGNS. This Agreement, the Macke Release, and the Corporation Release shall be binding upon and inure to the benefit of the parties and their respective heirs, representatives, successors, and assigns, but will not be assignable by either party without the prior written consent of the other party.

          16. ENTIRE AGREEMENT. Before executing this Agreement, the Macke Release, the Corporation Release, and the Resignation, the parties and their representatives had numerous conversations, including preliminary discussions, informal conversations, and formal negotiations, and generated correspondence and other writings, in which the parties and their representatives discussed the matters that are the subject of this Agreement, the Macke Release, the Corporation Release, and the Resignation. In such conversations and writings, the parties and their representatives may have expressed their judgments and beliefs concerning the intentions, capabilities, and practices of the parties, and may have forecast future events. The parties recognize, however, that all business transactions, including the transactions upon which the parties' judgments, beliefs, and forecasts are based, contain an element of risk, and that it is normal business practice to limit the legal obligations of contracting parties only to those promises and representations that are essential to the transaction so as to provide certainty as to their respective future rights and remedies. Accordingly, this Agreement, the Macke Release, the Corporation Release, the Resignation, the employee benefit plans sponsored by the Corporation in which Macke is a participant, and the written agreements executed by the parties in connection with such employee benefit plans are intended to define the full extent of the legally enforceable undertakings of the parties, and no promises or representations, written or oral, that are not set forth explicitly in this Agreement, the Macke Release, the Corporation Release, the Resignation, the employee benefit plans sponsored by the Corporation in which Macke is a participant, and the written agreements executed by the parties in connection with such employee benefit plans are intended by either party to be legally binding, and all other agreements and understandings between the parties are hereby superseded.

          17. HEADINGS. The descriptive headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement.

          18. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          19. GOVERNING LAW. This Agreement, the Macke Release, the Corporation Release, and the Resignation will be interpreted and construed in accordance with, and any dispute or controversy arising from any breach or asserted breach of this Agreement, the Macke Release, the Corporation Release, or the Resignation will be governed by, the laws of Minnesota.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                              /s/ KENNETH A. MACKE
                              _______________________________
                              KENNETH A. MACKE



                              DAYTON HUDSON CORPORATION


                                  /s/ ROGER L. HALE
                              By:____________________________
                                 ROGER L. HALE
                                 DIRECTOR AND VICE CHAIRMAN OF THE EXECUTIVE
                                    COMMITTEE


                              /s/ ROBERT A. BURNETT
                              _______________________________
                              ROBERT A. BURNETT
                              CHMN COMPENSATION COMMITTEE

                                 MACKE RELEASE
                                 -------------


DEFINITIONS. All words used in this Release have their plain meanings in ordinary English. Specific terms used in this Release have the following meanings:

     A. "I", "me", and "my" mean both me and anyone who has or obtains any legal rights or claims through me.

     B. "Employer" means Dayton Hudson Corporation ("the Corporation"), any company providing insurance to the Corporation in the present or past, any present or past employee benefit plans sponsored by the Corporation, any present or past subsidiaries, affiliates, divisions, committees, directors, officers, employees, agents, successors, or assigns of the Corporation, and any person who acted on behalf of or on instructions from the Corporation.

     C. "My Claims" mean all of my existing rights to any relief of any kind from the Employer, whether or not I now know about those rights, including, but not limited to:

          1. all claims that arise out of or that relate to my employment or my separation from employment with the Employer;

          2. all claims that arise out of or that relate to the statements or actions of the Employer;

          3. all claims for any alleged unlawful discrimination or any other alleged unlawful practices that arise out of or that relate to the statements or actions of the Employer, including, but not limited to, claims under the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Minnesota Human Rights Act, the Minnesota Workers' Compensation Act, and any federal or state wage and hour laws; and claims that the Employer engaged in conduct prohibited on any other basis under any federal, state, or local statute, ordinance, or regulation;

          4. all claims for alleged unpaid compensation, expenses, and employee benefits; wrongful discharge; harassment; retaliation or reprisal; constructive discharge; assault or battery; defamation; intentional or negligent infliction of emotional distress; invasion of privacy; fraud or misrepresentation; interference with contractual



                                   EXHIBIT A
                                   ---------
               or business relationships; violation of public policy; my conduct as a "whistleblower"; negligence; false imprisonment; breach of contract; breach of fiduciary duty; breach of the covenant of good faith and fair dealing; promissory or equitable estoppel; and any other wrongful employment practices; and

          5. all claims for compensatory damages, liquidated damages, punitive damages, attorneys' fees, costs, and disbursements;

          but excluding all claims that I may have under the Agreement, the employee benefit plans sponsored by the Employer in which I am a participant, or the written agreements executed by the Corporation and me in connection with such employee benefit plans, or my rights to indemnification and advancement of expenses as provided in the charter documents of the Corporation and under applicable law and to indemnity and a legal defense under any applicable general liability and/or directors' and officers' liability insurance policies maintained by the Corporation.

     D. "Agreement" means the Agreement between the Corporation and me that I am executing on the same date that I first execute this Release, together with all the documents attached to the Agreement.

AGREEMENT TO RELEASE MY CLAIMS. I will receive certain sums of money and other consideration from the Employer as set forth in the Agreement if I sign this Release. In exchange for that money and other consideration, I agree to give up all My Claims. I will not bring any lawsuits or make any other demands against the Employer based on My Claims. The money and other consideration that I will receive in exchange for this Release and the Agreement is a full and fair payment for the release of My Claims. The Employer does not owe me anything for the release of My Claims in addition to the money and other consideration that I am receiving in exchange for this Release and the Agreement.

ADDITIONAL AGREEMENTS AND UNDERSTANDINGS. Even though the Employer will pay me for the release of My Claims, the Employer does not admit that it is responsible or legally obligated to me for My Claims. In fact, I understand that the Employer denies that it is responsible or legally obligated for My Claims or that it has engaged in any improper or unlawful conduct or wrongdoing against me.

     I have read this Release and the Agreement carefully and I understand all their terms. I have discussed this Release and the Agreement with my own attorneys, who have fully explained them to me. In agreeing to sign this Release and the Agreement, I have not relied on any statements or explanations made by the Employer or its attorneys, other than statements made in this

Release, the Agreement, the Release executed by the Corporation, the employee benefit plans sponsored by the Employer in which I am a participant, and the written agreements executed by the Corporation and me in connection with such employee benefit plans.

     I understand and agree that this Release, the Agreement, the Release executed by the Corporation, the employee benefit plans sponsored by the Employer in which I am a participant, and the written agreements executed by the Corporation and me in connection with such employee benefit plans contain all the agreements between the Employer and me relating to this settlement. We have no other written or oral agreements relating to this settlement.

     I am not under any legal disabilities that prevent me from being legally bound by the agreements that I am making in this Release and the Agreement. I am legally able and entitled to receive the money and other consideration that I will receive from the Employer as set forth in the Agreement in settlement of My Claims.


                                         /s/ KENNETH A. MACKE
DATED:  APRIL 13, 1994.                  _________________________
                                         KENNETH A. MACKE


WITNESSES:

/s/ R. GREGORY MORGAN
_________________________

/s/ JAMES M. SAMPLES
_________________________


          I am executing this Release again on the last day of my employment with the Corporation, and I intend that all of the terms contained in this Release will fully apply to My Claims as they exist today.


DATED:  JULY 1, 1994.                    _________________________
                                         KENNETH A. MACKE

WITNESSES:

_________________________

_________________________

                              CORPORATION RELEASE
                              -------------------


DEFINITIONS. All words used in this Release have their plain meanings in ordinary English. Specific terms used in this Release have the following meanings:

     A. "Corporation" means Dayton Hudson Corporation, any company providing insurance to Dayton Hudson Corporation in the present or past, any present or past employee benefit plans sponsored by Dayton Hudson Corporation, any present or past subsidiaries, affiliates, divisions, committees, successors, or assigns of Dayton Hudson Corporation, and any person who acted on behalf of or on instructions from Dayton Hudson Corporation.

     B. "Macke" means Kenneth A. Macke and anyone who has or obtains any legal rights or claims through him.

     C. "Corporation's Claims" mean all of the Corporation's existing rights to any relief of any kind from Macke, including, but not limited to:

          1. all claims the Corporation has now, whether or not the Corporation now knows about the claims;

          2. all claims the Corporation could have made in response to any claims that Macke has or could have asserted against the Corporation; and

          3. all claims for compensatory damages, liquidated damages, punitive damages, attorneys' fees, costs, and disbursements;

          but excluding all claims that the Corporation may have under the Agreement.

     D. "Agreement" means the Agreement between the Corporation and Macke that the Corporation is executing on the same date that the Corporation first executes this Release, together with all the documents attached to the Agreement.

AGREEMENT TO RELEASE CORPORATION'S CLAIMS. The Corporation will receive certain consideration from Macke as set forth in the Agreement and the Release executed by him. In exchange for that consideration, the Corporation agrees to give up all the Corporation's Claims. The Corporation will not bring any lawsuits or make any other demands against Macke based on the


                                   EXHIBIT B
                                   ---------

Corporation's Claims. The consideration that the Corporation will receive in exchange for this Release and the Agreement is a full and fair payment for the release of the Corporation's Claims. Macke does not owe the Corporation anything for the release of the Corporation's Claims in addition to the consideration that the Corporation is receiving in exchange for this Release and the Agreement.

ADDITIONAL AGREEMENTS AND UNDERSTANDINGS. Even though Macke will provide consideration to the Corporation for the release of the Corporation's Claims, Macke does not admit that he is responsible or legally obligated to the Corporation for the Corporation's Claims. In fact, the Corporation understands that Macke denies that he is responsible or legally obligated for the Corporation's Claims or that he has engaged in any improper or unlawful conduct or wrongdoing against the Corporation.

     The Corporation through its undersigned officer has read this Release and the Agreement carefully and understands all their terms. The Corporation has consulted with its own attorneys prior to executing this Release and the Agreement, who have fully explained them to the Corporation. In agreeing to sign this Release and the Agreement, the Corporation has not relied on any statements or explanations made by Macke or his attorneys, other than statements made in the Agreement and the Release executed by Macke.

     The Corporation understands and agrees that this Release, the Agreement, the Release executed by Macke, the employee benefit plans sponsored by the Corporation in which Macke is a participant, and the written agreements executed by Macke and the Corporation in connection with such employee benefit plans contain all the agreements between the Corporation and Macke relating to this settlement. The Corporation and Macke have no other written or oral agreements relating to this settlement.

     The undersigned officer of the Corporation has the authority to legally bind the Corporation by the agreements that the Corporation is making in this Release and the Agreement, and represents that the Corporation is not under any legal disabilities that prevent it from being legally bound by the agreements that the Corporation is making in this Release and the Agreement.

DATED:  APRIL 13, 1994.             DAYTON HUDSON CORPORATION


                                        /s/ ROGER L. HALE
                                    BY:_________________________
                                       ROGER L. HALE
                                       DIRECTOR AND VICE CHAIRMAN
                                       OF THE EXECUTIVE COMMITTEE

WITNESSES:

/s/ JAMES T. HALE
_________________________

/s/ JAMES M. SAMPLES
_________________________


          The Corporation is executing this Release again on the last day of Macke's employment with the Corporation, and the Corporation intends that all of the terms contained in this Release will apply fully to the Corporation's Claims as they exist today.



DATED:  JULY 1, 1994.               DAYTON HUDSON CORPORATION



                                    BY:_________________________
                                       ROGER L. HALE
                                       DIRECTOR AND VICE CHAIRMAN
                                       OF THE EXECUTIVE COMMITTEE

WITNESSES:

_________________________

_________________________

                                  RESIGNATION
                                  -----------



     In consideration of and pursuant to the terms of the Agreement dated April 13, 1994 between Dayton Hudson Corporation ("the Corporation") and me, I hereby voluntarily resign as the Chief Executive Officer of the Corporation as of April 13, 1994, and as Chairman of the Board, Chairman of the Executive Committee of the Board of Directors, a director, and an employee of the Corporation effective as of July 1, 1994.

Dated:  April 13, 1994.             /s/ KENNETH A. MACKE
                                    ______________________________
                                        KENNETH A. MACKE






                                   EXHIBIT C
                                   ---------


                                                    LTIP ACCOUNT STATUS REPORT
                                                    ADJUSTED FOR STOCK SPLITS
                                                        PRINTED: 02/04/94

                                            NAME: KENNETH A. MACKE (###-##-####)
                                         COMPANY: CORPORATE
                                          STATUS: ACTIVE
                                         CONSENT: Y

                        GRANT                                      OPTION                   CURRENT
______________________INFORMATION_______________________  _______AVAILABILITY_______   _____STATUS______  ________ACTIVITY_________
                                                                                       SHARES    TOTAL                       NUMBER
         GRANT   OPTION    GRANT        SHARES    GRANT    INSTALL  INSTALL- EXPIRE     AVAIL   SHARES    ACTIVITY ACTIVITY    OF
 GNO     DATE     TYPE     TYPE   PLAN  GRANTED   PRICE      DATE    MENTS    DATE       NOW   REMAINING    DATE     TYPE    SHARES
- - -----  -------- ------  -------  ----  -------  --------  -------  -------  --------   ------  ---------  -------- --------  ------
77-1   07/13/77   NQ    REGULAR  1976  12,000   8.703125    N/A      N/A    07/13/87        0         0   06/06/84   EXER    12,000
78-3   07/12/78   NQ    REGULAR  1976  14,000   9.312500    N/A      N/A    07/12/88        0         0   06/06/84   EXER    14,000
79-1   07/11/79   NQ    REGULAR  1976  14,000   9.968750    N/A      N/A    07/11/89        0         0   02/01/88   EXER    14,000
80-3   08/13/80   NQ    REGULAR  1976  18,000  12.359375    N/A      N/A    08/13/90        0         0   02/01/88   EXER    18,000
81-2   08/12/81   NQ    REGULAR  1981  15,744  14.296875    N/A      N/A    08/12/91        0         0   04/03/90   EXER    15,744
82-1   08/11/82   NQ    REGULAR  1981  10,038  17.437500    N/A      N/A    08/11/92        0         0   04/03/90   EXER    10,038
82-2   08/11/82   ISO   REGULAR  1981   3,012  17.437500    N/A      N/A    08/11/92        0         0   04/03/90   EXER     3,012
83-04  08/10/83   NQ    REGULAR  1981   5,846  33.875000    N/A      N/A    08/10/93        0         0   10/20/92   EXER     5,846
83-05  08/10/83   NQ    SPECIAL  1981   1,949  33.875000    N/A      N/A    08/10/93        0         0   10/20/92   EXER     1,949
83-06  08/10/83   ISO   REGULAR  1981   2,108  33.875000    N/A      N/A    08/10/93        0         0   10/20/92   EXER     2,108
83-07  08/10/83   ISO   SPECIAL  1981     703  33.875000    N/A      N/A    08/10/93        0         0   10/20/92   EXER       703
84-2   08/08/84   NQ    REGULAR  1981   9,689  36.125000    N/A      N/A    08/08/94        0         0   04/16/93   EXER     9,689
84-3   08/08/84   NQ    SPECIAL  1981   1,938  36.125000    N/A      N/A    08/08/94        0         0   04/16/93   EXER     1,938
85-1   08/14/85   NQ    REGULAR  1981  20,032  39.937500    N/A      N/A    08/14/95   10,000    10,000   04/16/93   EXER    10,032
85-2   08/14/85   NQ    SPECIAL  1981  30,047  39.937500    N/A      N/A    08/14/95   30,047    30,047
86-1   07/09/86   NQ    REGULAR  1981   9,401  53.187500    N/A      N/A    07/09/96    9,001     9,001   04/03/90   EXER       200
                                                                                                          04/16/93   EXER       200
87-02  07/08/87   NQ    REGULAR  1981   9,926  50.375000    N/A      N/A    07/08/97    9,926     9,926
88-04  07/13/88   NQ    REGULAR  1981  14,210  35.187500    N/A      N/A    07/13/98   14,210    14,210

                             ATTACHMENT 1, PAGE 1


                                                    LTIP ACCOUNT STATUS REPORT
                                                    ADJUSTED FOR STOCK SPLITS
                                                        PRINTED: 02/04/94

                                              NAME: KENNETH A. MACKE (###-##-####)
                                           COMPANY: CORPORATE
                                            STATUS: ACTIVE
                                           CONSENT: Y

                        GRANT                                      OPTION                   CURRENT
_____________________INFORMATION________________________  _______AVAILABILITY________   _____STATUS______  ________ACTIVITY_________
                                                                                        SHARES    TOTAL                       NUMBER
         GRANT  OPTION    GRANT          SHARES    GRANT   INSTALL  INSTALL-  EXPIRE     AVAIL   SHARES    ACTIVITY ACTIVITY    OF
 GNO     DATE    TYPE     TYPE   PLAN    GRANTED   PRICE     DATE    MENTS     DATE       NOW   REMAINING    DATE     TYPE    SHARES
- - -----  -------- ------  -------  ----  ------- ---------   --------  ------  --------   ------  ---------  -------- -------   ------
89-02  06/14/89   NQ    REGULAR  1981  18,868  53.000000   N/A          N/A  06/14/99   18,868    18,868
89-03  06/14/89   NQR   SPECIAL  1981  56,604  53.000000   06/14/94  56,604  06/14/99        0    56,604
90-04  06/13/90   NQ    REGULAR  1981  19,868  75.500000   06/13/91   4,967  06/13/00   14,901    19,868
                                                           06/13/92   4,967
                                                           06/13/93   4,967
                                                           06/13/94   4,967
91-01  04/10/91   NQ    REGULAR  1981  27,096  73.812500   04/10/92   6,774  04/10/01   13,548    27,096
                                                           04/10/93   6,774
                                                           04/10/94   6,774
                                                           04/10/95   6,774
92-01  04/08/92   NQ    REGULAR  1981  16,719  59.812500   04/08/93   4,180  04/08/02    4,180    16,719
                                                           04/08/94   4,180
                                                           04/08/95   4,179
                                                           04/08/96   4,180
93-02  04/14/93   NQ    REGULAR  1981  25,642  78.000000   04/14/94   6,411  04/14/03        0    25,642
                                                           04/14/95   6,410
                                                           04/14/96   6,411
                                                           04/14/97   6,410

                             ATTACHMENT 1, PAGE 2

SO1031                   1981 LTIP PERFORMANCE SHARES             DATE: 09/13/93
                           ADJUSTED FOR STOCK SPLITS
                              KENNETH A. MACKE
                               (###-##-####)

GRANT     GRANT    SHARES    SHARES      GRANT     PAYOUT     PAYOUT        INCOME      SHARES
 NO.      DATE    GRANTED   REMAINING    TYPE       DATE     MKT PRICE     REALIZED     ISSUED
- - -----   --------  -------   ---------   -------   --------   ---------   -----------   --------
81-5    08/12/81    7,872          0    REGULAR   08/14/85   $39.9375    $248,411.25     3,110
82-3    08/11/82    7,170          0    REGULAR   04/09/86   $50.4375    $361,636.88     3,585
83-09   08/10/83    4,429          0    REGULAR   09/09/87   $49.7500    $220,342.75     2,215
83-10   08/10/83    1,477          0    SPECIAL   09/09/87   $49.7500    $ 73,480.75       739
84-6    08/08/84    4,845          0    REGULAR   09/14/88   $38.1250    $169,961.25     2,229
84-7    08/08/84      969          0    SPECIAL   09/14/88   $38.1250    $ 34,007.50       446
86-2    07/09/86    6,268          0    REGULAR   09/12/90   $56.4375    $254,702.44     2,257
87-04   07/08/87    6,618          0    REGULAR   09/11/91   $75.1875    $398,117.81     2,648
88-05   07/13/88    9,474          0    REGULAR   09/10/92   $67.6250    $435,707.88     3,222
89-04   06/14/89   12,579          0    REGULAR   09/08/93   $65.7500    $529,353.25     4,026
90-05   06/13/90   13,246     13,246    REGULAR
91-02   04/10/91   18,064     18,064    REGULAR
92-03   04/08/92   11,146     11,146    REGULAR
93-03   04/14/93   19,231     19,231    PERFORM
93-04   04/14/93    6,411      6,411    RETENTI

                  TOTAL       68,098                                   $2,725,721.76    24,477



PAYOUT MADE IN 50% CASH AND 50% STOCK, THEREFORE "INCOME REALIZED" = THE MARKET
              VALUE OF SHARES ISSUED PLUS CASH PORTION OF PAYOUT

                             ATTACHMENT 1, PAGE 3